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EXHIBIT 10.9

Only the German Text of this Agreement is legally binding. This English Translation is for convenience only

Agreement on the Acquisition of Shares
and
Convertible Bonds
of the Messer Griesheim Group GmbH & Co. KGaA

between

1.
Messer Griesheim Group GmbH & Co. KGaA

2.
MWW Einundneunzigste Vermögensverwaltungs GmbH, in future to be named Messer Griesheim MIP GmbH

3.
GS Capital Partners 2000 GmbH & Co. Beteiligungs KG;
GS Capital Partners 2000 Employee Fund, L.P. (USA);
GS Capital Partners 2000 Offshore, L.P. (Cayman Island);
GS Capital Partners 2000, L.P. (USA);
Stone Street Fund 2000, L.P. (USA) and
Bridge Street Special Opportunities Fund 2000, L.P. (USA)
—in the following together "Goldman Sachs"—

4.
Allianz Capital Partners GmbH

5.
Messer Industriegesellschaft mbH

Mr.                     ,                     ,
in the following the "Participant"—

Index

Defined Terms
Preamble
I. Shares
§ 1 Acquisition of Shares
§ 2 Acquisition Price
§ 3 Warranty
II. Convertible Bonds
§ 4 Acquisition of Convertible Bonds
§ 5 Issuing Price
III. Exit and Co-Sale (Tag Along)
§ 6 Exit by IPO
§ 7 Tag-Along Right
§ 8 Drag Along
IV. Termination of Office
§ 9 Call Option over the Shares
§ 10 Put Option over the Shares
V. General Provisions
§ 11 Agreement on the Binding Exercise of Voting Rights
§ 12 Taxes, Duties and other Expenditures
§ 13 Choice of Law, Court of Arbitration
§ 14 Limitation on Disposal, Repurchase Right
§ 15 Confidentiality/Insider Rules
§ 16 Miscellaneous
§ 17 Risks
Exhibit 1—Terms and Conditions of the Convertible Bonds Type A
Exhibit 2—Voting Rights Agreement
Exhibit 3—Arbitration Agreement

Defined Terms

Acceptance Notice
ACP
Acquisition Price
Call Option
Convertible Bonds
Exit Event
Financial Investors
Goldman Sachs
IPO
Market Value
Messer Griesheim GmbH
Messer Group
Messer Holding
MIG
Old Shares
Participant
Participants
Pro Rata Market Value
Put Option
Recapitalisation
Repurchase Price
Sales Notice
Securities Act
Seller
Shareholders' Committee
Shares
Tag-Along Offer
Termination
Terms of the Bonds
Third Party
Trade Sale
Voting Rights Agreement

Preamble

1.
Messer Griesheim Group GmbH & Co. KGaA ("Messer Group") is the sole shareholder of Messer Griesheim Holding AG ("Messer Holding"), which is the sole shareholder of Messer Griesheim Gesellschaft mit beschränkter Haftung ("Messer Griesheim GmbH") having its seat in Frankfurt am Main. The shareholders of Messer Group are Messer Industrie GmbH ("MIG"), in which the members of the Messer family have pooled their interest in Messer Group, Allianz Capital Partners GmbH ("ACP") and Goldman Sachs. ACP and Goldman Sachs are together referred to as the "Financial Investors".

2.
Messer Griesheim GmbH as well as the General Partner of Messer Group, Messer Griesheim Beteiligungsverwaltungs GmbH, have a shareholders' committee (the "Shareholders' Committee"), to which the Participant has been appointed. The Financial Investors have acquired their participation in Messer Group and therewith their direct participation in Messer Griesheim GmbH in 2001 and they intend to sell this participation within three to seven years from the time of such investment. The Financial Investors and MIG want to offer the Participant and other members of the Shareholders' Committee (all members of the Shareholders' Committee with whom agreements similar to this Agreement have been entered into, are together with the Participant, referred to as the "Participants") the opportunity to participate in the opportunities and risks of the investment by the Financial Investors and MIG and any future restructuring of the Messer Group by the acquisition of a participation.

3.
For this purpose, the Financial Investors and MIG have offered to the Participant through Messer Griesheim MIP GmbH (the "Seller") the acquisition of shares in Messer Group. Furthermore, the Investors and MIG wish that the Participants shall also have the opportunity to acquire convertible bonds of Messer Group of Type A at the nominal value of Euro 1.00, which would give them the right to convert them into new shares in Messer Group. The Financial Investors and MIG have passed on            a shareholders' resolution of Messer Group approving the issuance of such convertible bonds and instructing the General Partner of Messer Group to issue the convertible bonds to the Participants. This Agreement is being executed pursuant to such shareholders' resolution of Messer Group.

4.
The Financial Investors and MIG have agreed to the sale of shares to the Participants under the condition that the voting rights attached to such acquired shares of Messer Group may only be exercised in co-ordination with the Financial Investors and MIG respectively according to the terms of a voting agreement to be executed by the Participants, the Financial Investors and MIG.

Therefore, now the Participants agree on the basis of their negotiations on the Acquisition of Shares and Convertible Bonds:

I.
Shares

§ 1
Acquisition of Shares

(1)
The Seller hereby sells to the Participant and the Participant hereby purchases from the Seller, pursuant to this Agreement,            registered shares without par value of Messer Group (the "Old Shares") which can only be transferred with the consent of the Messer Group.

(2)
Following the receipt of the Acquisition Price the Seller will transfer the Old Shares to the Participant by way of a separate agreement.

(3)
The Old Shares are entitled to a payment of dividends for the entire business year 2001.

§ 2
Acquisition Price

(1)
The Acquisition Price for each Old Share shall be Euro 74.25 (in words: Euro seventy-four and twenty-five cents). This results in a total purchase prise for the Old Shares of Euro            (in words: Euro                          ) (in the following the "Acquisition Price").

(2)
The Acquisition Price is payable free of costs and expenses to an account to be notified by the Seller within a period of two weeks following the demand for payment by the Seller.

§ 3
Warranty

(1)
The Seller warrants that he may freely transfer the Old Shares and that the Old Shares are not encumbered with rights of third parties. Further warranties, liabilities and obligations are excluded. Reference is expressly made to § 17 of this Agreement.

(2)
The Participant represents and warrants that he (i) is an "accredited investor" within the meaning of the Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect and (ii) acknowledges that the Shares have not been registered under the US Securities Act of 1933, as amended (the "Securities Act") in reliance on an exemption from registration requirements of the Securities Act afforded by Section 4(2) thereof; and (iii) is acquiring the Shares for his own account for the purpose of investment and not with a view to their distribution, and he will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to violate the registration requirements of the Securities Act or any applicable state securities or blue sky laws; and (iv) has knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of an investment in the Shares; and (v) has received, reviewed and analysed information concerning the Messer Group to enable him to evaluate the merits and risks of an investment in the Shares; and (vi) has had the opportunity at a reasonable time prior to the date of this Agreement to ask questions of, and receive answers from, the Messer Group concerning the terms and conditions of the transactions contemplated hereby and to obtain any information reasonably necessary to verify the accuracy of the information referred to in subsection (v) of this Section.

II.
Convertible Bonds

§ 4
Acquisition of Convertible Bonds

The Participant hereby acquires from Messer Group in his position as a member of the Shareholders' Committee of Messer Griesheim Beteiligungsverwaltungs GmbH and Messer Griesheim GmbH             registered convertible bonds of Type A issued by Messer Group in the nominal value of Euro 1.00 each (the "Convertible Bonds"). The Convertible Bonds shall be issued in accordance with the Terms and Conditions (the "Terms of the Bonds") attached to this Agreement as Exhibit 1 as soon as the Participant has paid the total Issuing Price following the request for payment by Messer Group.

§ 5
Issuing Price

(1)
The issuing price per Convertible Bond is Euro 1.00. The total issuing price to be paid by the Participant to the Messer Group amounts to Euro                    .

(2)
The total Issuing Price for the Convertible Bonds is payable free of expenses to an account notified by Messer Group within a period of two weeks following the demand of Messer Group.

III.
Exit and Co-Sale (Tag Along)

The Participant is aware that the Financial Investors will divest their investment in Messer Group following a reasonable period by way of an IPO or a Trade Sale. The parties agree that the Participant, or the Security Agent, as the case may be, on his behalf in accordance with § 3 of the Security Transfer Agreement (and any reference to the Participant in the Part III shall also be a reference to the Security Agent), shall only sell the Old Shares acquired by him as well as the New Shares (as hereinafter defined) to be acquired by him following the exercise of the conversion right under the Convertible Bonds, in accordance with the following provision of this Agreement if and when the Financial Investors sell their participation in the Messer Group (in whole or in part). In particular, the Participant is not entitled to sell, in whole or in part, assign or otherwise encumber or transfer the Old Shares or the New Shares (together the "Shares") in any other way than as provided for in this Agreement. With respect thereto the Parties agree:

§ 6
Exit by IPO

(1)
In the event of the admission of trading the shares in Messer Group at a stock exchange in Germany, the European Union or the USA (in the following an "IPO"), the Participant shall, within a period of three years after the listing of the shares of the Messer Group, be entitled to sell the Shares at a portion equal to the portion of shares which the Financial Investors are able to sell from their shareholding of Messer Group (if necessary in tranches). After expiration of this period, the Participant is entitled to freely dispose of his Shares subject to the restrictions under sub-paragraph 2. When calculating the number of Shares which can be sold according to sentence 1, the number of the New Shares to be acquired by the Participant under the Convertible Bonds held by him have to be added. For the purposes of this calculation, an Exit Event is considered to have occurred within the meaning of the Terms of the Bonds.

(2)
The Participant is obliged during the three-years' period according to sub-paragraph 1 to submit to the same extent as the Financial Investors to any Lock-up agreements (if any) required under the relevant listing rules or requested by the banks leading the underwriting syndicate. The Participant is obliged to comply with all possible applicable Insider Rules.

(3)
The Participant hereby undertakes to perform all necessary measures which the Financial Investors decide are necessary for an admission to the stock exchange dealing of Messer Group. The Participant undertakes upon request of Messer Group to enter into all underwriting or similar agreements and to grant specific usual warranties and guarantees as to the Shares held by him to the same extent as the Financial Investors as required by the banks leading or co-ordinating the underwriting syndicate in agreement with Messer Group and the Financial Investors.

(4)
In the event the Old Shares of the Participant are held by the Security Trustee at the time of an IPO in accordance with the Security Agreement, to secure the obligations of the Participant, the sale shall be made by the Security Trustee on behalf of the Participant upon instructions of the Participant in accordance with this § 6 and the Security Agreement.

§ 7
Tag-Along Right

(1)
In the event the Financial Investors intend to sell a portion of more than 50% of the shares held by them (in aggregate) in Messer Group to a Third Party, the Financial Investors will inform the Participant in writing of the major conditions of the intended sale, in particular of the number of the shares to be sold and the consideration as well as the circumstances which may affect the amount of the consideration (the "Sales Notice"). Together with the Sales Notice, the Financial Investors will offer the Participant the right to include a proportion of his Shares (Old Shares and New Shares) (the "Tag-Along Offer") which is equal to the proportion of shares the Financial Investors can sell in such sale to the total number of shares held by them at the relevant time or which they have sold in the past respectively. With respect to the calculation of the number of Shares which the Participant can sell according to the Tag-Along Offer, the number of the New Shares to be acquired by the Participant under the Convertible Bonds held by him have to be added. For the purposes of this calculation, an Exit Event shall be deemed to have occurred within the meaning of the Bond Terms. The commercial (and other) terms for such Tag Along sale shall be the same as the terms of the sale by the Financial Investors, provided that it has to be ensured that any liability of the Participant vis-à-vis the relevant buyer is limited to a maximum equal to the sales proceeds of each Share.

(2)
The Tag-Along Offer can only be accepted by a written declaration to an agency nominated by the Financial Investors in the Tag-Along Offer within a period set forth in the Tag-Along offer, provided that upon request of the Financial Investors such acceptance must be notarised. If the Participant has accepted the Tag-Along Offer, he is obliged to sell the relevant portion of the Shares held by him to the potential buyer at the same price and on the same terms as the Financial Investors and subject to the same representations, warranties and other restrictions and limitations agreed upon with the Financial Investors. As the case may be, the Participant is obliged to exercise his conversion right under the Convertible Bonds to the extent necessary. The Tag Along Offer may provide that the Participant authorises the Financial Investors or a third party appointed by him to conclude the relevant sale and purchase agreement with the potential buyer, subject to the same conditions or any third party purchaser to be determined by the Financial Investors. In the event the Tag-Along Offer provides for such power of attorney, the Tag-Along Offer can only be accepted if the Participant grants the relevant Power of Attorney.

(3)
In the event the Financial Investors have sold 50% or more of the shares held by them to a Third Party (as described in sub-paragraph 1), sub-paragraph 1 through 3 shall be applicable with respect to all further transactions entered into by the Financial Investors with third parties, provided that the Participant shall, in the event of the sale of all shares still held by the Financial Investors, be offered the opportunity to sell the remaining Shares. In this case, § 8 sub-paragraph 2 shall be applicable mutatis mutandis.

(4)
If the Participant does not use his right to include a portion of his Shares in the Tag Along Offer, he shall not, as long as the Financial Investors participate in the Messer Group, sell the Shares held by him until another event has occurred which triggers the right or obligation to sell shares in accordance with this Agreement. For sales pursuant to this § 7, § 6 subparagraph 4 shall apply mutatis mutandis.

§ 8
Drag Along

(1)
In the event the Financial Investors intend to sell to a third party more than 50% of the shares held by them (in aggregate) in Messer Group (including MIG under the Call Option granted to

MIG to acquire all shares in Messer Group) the Financial Investors or in the event the call option is exercised, MIG, may demand that the Participant sells all or a proportion of his Shares which is equal to the proportion of the shares which the Financial Investors can sell to the total number of shares held by them in Messer Group. With respect to the calculation of the number of shares to be sold in accordance with sentence 1, the number of New Shares to be acquired by the Participant by exercising the Convertible Bonds shall be taken into account. For the purposes of this calculation, an Exit Event shall be deemed to have occurred within the meaning of the Terms of the Bonds. The Participant is obliged to exercise the conversion right with respect to to the respective number of Convertible Bonds upon demand of the Financial Investors. In the event the sales proceeds per share (after deduction of transaction costs) should be below the conversion price, the Financial Investors shall only request that the Participant sells an appropriate number of convertible bonds to them or to Messer Group at a par value of Euro 1.00 per Convertible Bond without additional compensation. Moreover, the provisions of § 7 shall be applicable mutatis mutandis.

(2)
In the event the Financial Investors sell all shares in Messer Group (or after previous sale) still held by them to a third party, sub-paragraph 1 shall be applicable accordingly, provided that the Participant is in this case obliged to sell all Shares held by him and exercise the conversion right under all Convertible Bonds still held by him. Furthermore, the Participant is obliged, at the request of the Financial Investors or MIG, as applicable, to sell all Convertible Bonds which are not due for conversion but the conversion right of which has not lapsed. With respect thereto, the Parties are obliged to agree upon a reasonable purchase price on the basis of the price for the for the sold Shares.

(3)
In the case the Old Shares are held not by the Participant but by the Security Trustee when the Financial Investors shall be entitled to exercise their drag along right in accordance with subparagraph 1 and 2 and the Participant irrevocably instructs the Security Trustee to take all necessary steps and make all declarations to fulfil the sale obligation of the Participant pursuant to this § 8 and to transfer the Old Shares accordingly.

IV.
Termination of Office

§ 9
Call Option over the Shares

(1)
In the event the appointment of the Participant as a member of the Shareholders' Committee is terminated for whatsoever reason without being appointed as a member of the Shareholders' Committee again (the "Termination") and if at that time no Exit Event (as defined in sub-paragraph 2 below) has occurred, the Seller may in accordance with the following provisions, within a period of six months after the resignation, repurchase the shares held by the Participant (the "Call Option") against payment of the purchase price set forth in sub-paragraph 4 (the "Repurchase Price"). § 8 sub-paragraph 3 shall be applicable mutatis mutandis. The Repurchase Price shall in this case be paid by the Seller to the Security Trustee.

(2)
Exit Events in the meaning of this Agreement (in the following each an "Exit Event") are:

(a)
the listing of the Shares of Messer Group at a stock exchange in Germany, the European Union or the USA (an "IPO"); or

(b)
the sale (in one or more transactions) of more than 50% of the total shares then held by the Financial Investors in Messer Group to a third party (including another financial investor), provided such third party is not an affiliate of Financial Investor within the meaning of § 15 AktG or a fund managed by a Financial Investor (together, a "Third Party") (such sale, a "Trade Sale"); or

(c)
the distribution of an amount of at least Euro 500,000,000 by Messer Group to the Financial Investors (as a result of the sale of the shares in Messer Griesheim Holding AG by Messer Group or the distribution of dividends or other payments by Messer Griesheim Holding AG to Messer Group) (a "Recapitalisation").

(3)
With respect to the obligations assumed pursuant to sub-paragraph 1, the Participant hereby unconditionally and irrevocably offers to the Seller the sale and the transfer of his Shares in accordance with this Agreement and irrevocably instructs the Security Trustee in accordance with § 8 sub-paragraph 3 to take all necessary steps required to fulfil the Call Option. The Seller can only accept this offer by written notice (the "Acceptance Notice") to the Participant. Such Acceptance Notice shall not be required if the acceptance is declared before a German notary. In such case, the Seller has to instruct the notary to send a certified copy of the declaration of acceptance to the last known address of the Participant. If the Acceptance Notice is made by the Seller a sale and transfer agreement with regard to the Shares held by the Participant will be executed pursuant to which the Seller acquires these Shares in accordance with this Agreement. If, when the Call Option is exercised, the Shares are still held by the Security Trustee the transfer of the Shares shall be effected in accordance with sub-paragraph 3 sentence 1 by the Security Trustee. The Seller may designate a third party of sufficient creditworthiness who shall, instead of the Seller, assume the rights and obligations under the Call Option and any agreement entered into in accordance with this sub-paragraph.

(4)
The Repurchase Price to be paid by the Seller for the Shares of the Participant shall, subject to this sub-paragraph 4, be equal to the Pro Rata Market Value (the "Pro Rata Market Value") of the Shares. The Market Value (the "Market Value") on which the calculation of the Pro Rata Market Value is based shall be in the event that (i) the Exit Event is an IPO, the weighted average closing price of the Messer Group shares during the first 10 days of trading following the listing at the stock exchange at which the shares and (ii) the Exit Event is a Trade Sale, the price per share (after deduction of all costs and reductions related to such sale) which a Third Party pays to the Financial Investors.

  The Pro Rata Market Value shall be determined as follows:

Pro Rata Market Value = AP +	[	(MV - AP) × TB TI	]
MV	=	Market Value per share
AP	=	Acquisition Price pursuant to § 2 paid by the Participant per share
TI	=	time (in whole months) between the acquisition of the shares relevant for the determination of the Market Value by the Financial Investors and the Exit Event
TB	=	time (in whole months) between the acquisition by the Participant of the shares sold and the date leaving the Shareholders' Committee

  The Repurchase Price for the shares of the Participant to be paid by the Seller shall be equal to the Market Value if his membership in the Shareholders' Committee is terminated even if he has offered to continue to serve as a member of the Shareholders' Committee and there is no good cause for the exclusion of a further membership of the Participant in the Shareholders' Committee.

(5)
The Repurchase Price has to be paid by the Seller as follows:

(a)
a partial amount in the amount of the Acquisition Price pursuant to § 2 within one month after the exercise of the Call Option by the Seller; and

(b)
a possible (positive) balance between the Acquisition Price pursuant to § 2 and the Pro Rata Market Value or the Market Value (as the case may be) payable pursuant to sub-paragraph 4 within one month after the occurrence of an Exit Event.

  If the payment of the Seller exceeds the Pro Rata Market Value and the Market Value in accordance with (a) the Participant and his heirs/legatees are obliged to a repayment of the balance in accordance with (b) upon demand by the Seller.

(6)
The Seller may chose that Messer Group will exercise the rights of the Seller under this § 9. In such case, the Seller shall be obliged to fulfil the payment obligation of the Messer Group.

§ 10
Put Option over the Shares

(1)
The Participant and his heirs/legatees are entitled to demand from the Seller within a period of 6 months after the termination of the term of office as a member of the Shareholders' Committee the acquisition of the shares held by him at the repurchase price determined in accordance with § 9 sub-paragraph 4 (the "Put Option"). The Security Trustee shall be entitled to exercise the right instead of the Participant for which the Participant hereby gives his explicit and irrevocable consent and authorises the Security Trustee accordingly.

(2)
In the event the Participant or in the event of his death, his heirs/legatees exercise the Put Option, § 9 shall be applicable mutatis mutandis provided that the Repurchase Price shall only be due and payable if the Seller itself has sold the shares to the other shareholders of Messer Group or to a third party. The Seller will undertake all reasonable efforts to sell the Shares. The Participant is aware that the Seller may only sell the shares in accordance with the same restrictions as set forth in Part III. of this Agreement.

V.
General Provisions

§ 11
Agreement on the Binding Exercise of Voting Rights

The Participant is obliged together with the other Participants, the Financial Investors and MIG to enter into an agreement on the binding exercise of his voting rights with respect to his shares attached hereto as Exhibit 2 (the "Voting Rights Agreement").

§ 12
Taxes, Duties and other Expenditures

Possible taxes, duties or other expenditures incurred in connection with the issue of the Convertible Bonds, the exercise of the conversion right under the Convertible Bonds, the delivery of New Shares or the sale of Shares are to be borne solely by the Participant. He will take all actions required to meet all arising obligations of Messer Group, Messer Griesheim Beteiligungsverwaltungs GmbH and Messer Griesheim GmbH for the retention or the payment of taxes and duties.

§ 13
Choice of Law, Court of Arbitration

(1)
This Agreement is subject to and governed by the laws of Germany. All rights and obligations of the Participant and Messer Group, the Seller and the other parties involved arising under this Agreement shall be governed in any respect by the laws of Germany.

(2)
Place of Performance for all obligations under this Agreement shall be the corporate seat of Messer Group.

(3)
An arbitration court shall be competent to hear all disputes between the Participant, the Financial Investors, MIG, Messer Group and the Seller arising out of or in connection with this Agreement, the Convertible Bonds or the Voting Agreement in preference to a court of law. The details have been agreed between the Parties in accordance with § 1031 of the German Civil Procedures Act (Zivilprozeßordnung) in a separate arbitration agreement attached hereto as Exhibit 3.

§ 14
Limitation on Disposal, Repurchase Right

(1)
The Participant is aware that for the disposal of the shares in Messer Group requires pursuant § 6 sub-paragraph 5 of the Articles of Association the approval of Messer Group and that the competence to give such approval is vested in the General Partner of Messer Group. The Messer Group already declares its approval with respect to any transfer of shares in accordance with § 1 and §§ 9 and 10 of this Agreement.

(2)
In the event that any insolvency proceedings are initiated over the assets of the Participant and in the event of attachment proceedings with respect to the Shares and/or Convertible Bonds held by the Participant, the Seller shall have the right to purchase the Shares and Convertible Bonds if the insolvency proceedings are not suspended within a period of six months or if any such attachment is not released within a period one month. §§ 9 and 11 shall be applicable mutatis mutandis.

§ 15
Confidentiality/Insider Rules

(1)
The Participant will treat this Agreement and all information made available to him about Messer Group, its shareholders, Messer Griesheim GmbH and its affiliates as confidential and,

if not otherwise provided for by law, make such information available only to his legal and tax advisors who are bound to professional secrecy rules.

(2)
In the event of an IPO, the Participant shall comply with any legal rules on insider trading and all other insider rules of Messer Group when exercising his rights under the Convertible Bonds and when selling his shares. The Participant is aware that Messer Griesheim Holding AG has issued bonds and that he therefore may generally not make insider information about Messer Griesheim Group available to third parties.

§ 16
Miscellaneous

(1)
Any amendments and additions to this Agreement must be executed in writing unless a stricter form is required by law. This also applies to the amendment of this clause.

(2)
In the event a provision of this Agreement is or will be void or unenforceable, the validity or enforceability of the remaining provisions of this Agreement shall not be affected. The invalid or unenforceable provision shall be deemed to be replaced by a provision of a comparable purpose and object. This shall also apply to all unforeseen gaps of the regulations in this Agreement.

(3)
This Agreement has been translated into English. The English translation of this Agreement is for convenience only. The German version of this Agreement shall be legally binding.

(4)
The Seller, Messer Group and the Financial Investors shall have the right to transfer their respective rights and/or obligations pursuant to this Agreement in whole or in part (i) to affiliates or (ii) with the approval of Messer Group to a third party provided that it is of comparable creditworthiness.

§ 17
Risks

(1)
Messer Group, the Financial Investors, MIG and the Seller do not assume any responsibility for the development of the value of the Old Shares or the New Shares and the Convertible Bonds. There is in particular no guarantee that the Participant may be able to exercise the Convertible Bonds under the Bond Terms of the Bonds or to sell the Old Shares or the New Shares with a profit. The Participant purchases the Old Shares and the Convertible Bonds at his own risk. The Participant is aware that he takes the full value risk in respect of the shares and Convertible Bonds acquired by him and that he may completely lose his investment.

(2)
The Participant has the responsibility to obtain legal and tax advice which is necessary before signing this Agreement. In particular the Participant acknowledges that he has not received any advice from any of the Parties hereto with respect to the taxation of possible benefits or losses that may be gained by the Participant under this Agreement. The Participant had the opportunity to discuss all relevant questions with regard to his own investment decision relating to the provisions of this Agreement and the conditions of the companies with representatives of Messer Group and Messer Griesheim GmbH.

(3)
The acquisition of the Shares by the Participant may result in adverse tax consequences that may be avoided or mitigated by filing an election under Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended. Such election may be filed only within 30 days after the date of purchase. The Participant should consult with his tax advisors to determine the tax consequences of acquiring the Shares and the advantages and disadvantages of filing the Section 83(b) election. The Participant acknowledges that it is his sole responsibility to file a timely election under Section 83(b), even if the Participant requests the Seller or any of its representatives to make this filing on his behalf.

Exhibit I—Terms and Conditions of the Convertible Bonds Type A

§ 1
Form and Nominal Amount

(1)
The Convertible Bond Type A of Messer Griesheim Group GmbH & Co. KGaA, Frankfurt am Main ("Issuer"), of 2001/2011 in the total nominal amount of Euro 25,000 (in words: Euro twenty five thousand) is divided in 25,000 equally ranking bonds in the nominal amount of Euro 1.00 each (the "Bonds"), nos. 0001 to 25,000.

(2)
The Bonds are certificated by individual certificates. Every individual certificate bears the signature of two Managing Directors of the General Partner of the Issuer. Several individual certificates of one holder shall be combined in one global certificate. More than one or all global certificates can be certificated in one or several global certificates. The Holders are not entitled to request to receive single certificates or a global certificate.

(3)
The holders of a Bond ("Holder") can neither legally transfer nor pledge his rights. The Issuer may allow the pledge or the transfer.

§ 2
Payment of Interest

(1)
The Bonds bear interest in the amount of 0.5% per year. The interest period commences on the day on which the Holder pays the issuing price for the Bonds to the Issuer and the Convertible Bonds are issued. Interest is only due on the nominal amount. Interest shall be due and payable at the maturity date (§ 3). The interest bearing period ends at the date of the date of repayment.

(2)
If the conversion right (§ 6) is exercised there shall be no right to receive interest with respect to the converted amount of the Bonds.

§ 3
Repayment

The Issuer is obliged to repay the Bonds at their nominal amount, in case they are not converted, on the first business day following December 31, 2011 (the "Maturity Date") or the date after which the conversion rights forfeit pursuant to § 6. Interest shall not be due for the period between the respective date and the date of repayment.

§ 4
Termination

(1)
The Issuer shall not have the right to terminate the Bonds; this shall also be the case if the Issuer changes his legal form, merges with another enterprise or transfers its assets to another company.

(2)
Each Holder is entitled to require immediate repayment of the Bonds at the nominal amount plus accrued interest, if

(a)
the Issuer generally ceases payments or declares to be insolvent; or

(b)
a court opens insolvency proceedings against the assets of the Issuer or the Issuer files for insolvency or offers an extraordinary settlement in order to avert insolvency proceedings; or

(c)
the Issuer goes into liquidation unless such liquidation is performed in connection with a merger or another form of combination with another corporation and such other corporation assumes all rights and obligations under the Convertible Bonds.

  The right to terminate the Bonds for repayment shall cease to exist if the reason for the termination has been remedied before the exercise of the right.

(3)
The termination shall be carried out by registered mail addressed to the General Partner of the Issuer.

§ 5
Payments

The Issuer shall on the Maturity Date pay to the Holders principal and interest free of charge in freely convertible and available legal currency of the Federal Republic of Germany.

§ 6
Conversion Right

(1)
Each Holder has subject to the following provisions the irrevocable right to convert the respective Bonds into common stock of the company. Each Convertible Bond in the nominal amount of Euro 1.00 shall give the right to be converted into 1 (one) registered share without par value of the company (each a "New Share").

(2)
In connection with a conversion described in sub-paragraph (i) above, an additional payment in the amount of Euro 73.25 (the "Additional Payment") has to be made for each New Share.

(3)
The conversion right under the Bonds of each Holder shall only be exercised after the occurrence of an Exit Event. Exit Events in the meaning of the Terms and Conditions (in the following alone "Exit Event") are:

(a)
the listing of the Shares at a stock exchange in Germany, the European Union or the USA (in the following "IPO"); or

(b)
the sale (in one or more transactions) of more than 50% of the shares held in the Issuer by GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P. (USA), GS Capital Partners 2000 Offshore, L.P. (Cayman Island), GS Capital Partners 2000, L.P. (USA), Stone Street Fund 2000, L.P. (USA), Bridge Street Special Opportunities Fund 2000, L.P. (USA) and Allianz Capital Partners GmbH (the "Financial Investors") to a third party (including another financial investor), provided such third party is not an affiliate in the meaning of § 15 AktG of a Financial Investors or a fund managed by Financial Investor (together in the following a "Third Party") (in the following "Trade Sale"); or

(c)
the distribution of an amount of at least Euro 500,000,000 by Messer Group to the Financial Investors (as a result of the sale of the shares in Messer Griesheim Holding AG by Messer Group or the distribution of dividends or other payments by Messer Griesheim Holding AG to Messer Group) ("Recapitalisation").

(4)
The conversion right can be exercised within a period of six months (the "Exercise Period") after the occurrence of an Exit Event. If upon the expiration of the Exercise Period the New Shares acquired during the Exercise Period by exercise of the conversion right could not be sold to a Third Party subject to the limitations agreed upon between the Issuer, the Financial Investors and the Holder the Exercise Period will be extended until the expiration of three months after the sale is permitted. If the conversion rights are not exercised within the Exercise Period they will become null and void without compensation.

(5)
Notwithstanding the restrictions under sup-paragraph 3 and 4, the conversion right of each Holder under the Convertible Bond can only be exercised if the following conditions are fulfilled:

  Performance Targets

        100% of the conversion rights can be exercised if

  (a)
  the annual Internal Rate of Return (as defined in Exhibit A) the Financial Investors have achieved at the date of the occurrence of the Exit Event averages to at least 30% per year since April 30, 2001; or

  (b)
  an Exit Event occurs according to sub-paragraph 3 (a) or (b) prior to September 30, 2004; and

  (c)
  the respective Holder is still member of the Shareholders' Committee of Messer Griesheim Beteiligungsverwaltungs GmbH and Messer Griesheim Gesellschaft mit beschränkter Haftung.

  Membership in the Shareholders' Committee

  If the conversion rights of a Holder under the Bonds cannot be exercised in accordance with sub-paragraph (a) or sub-paragraph (b) above, the number of the conversion rights which can be exercised upon the occurrence of an Exit Event shall be irrespective of the Holder still being a member of the Shareholders' Committee be contingent on the number of the years the Holder has been a member of the Shareholders' Committee of Messer Griesheim Beteiligungsverwaltungs GmbH; commenced business years shall be treated as full business years:

Retirement from the Shareholders' Committee until and including	Number of the exercisable conversion rights
December 31, 2002	40%
December 31, 2003	60%
December 31, 2004	80%
December 31, 2005	100%

  If the number of Bonds issued to the Holder cannot be divided by 5 (five) when calculating the number of exercisable bonds will be rounded down to the next full number divisible by 5 (five).

(6)
Conversion rights which are already exercisable at the time of the death of the Holder shall remain in force and be passed over to the heirs. All other conversion rights shall expire in the event of death. The Conversion Right can only be exercised jointly when the Bonds pass over to a majority of the heirs.

(7)
As soon as and insofar as the conversion rights can no longer be exercised in accordance with the above-mentioned provisions in particular if the Holder retires from the Shareholders' Committee for any reason, the Holder and his heirs respectively are obliged to return the Bonds to the Issuer. In this case the repayment is made notwithstanding § 3 step by step against return of the Convertible Bonds. § 7 sub-paragraph 2 shall be applicable mutatis mutandis.

§ 7
Exercise of the Conversion Right

(1)
For the exercise of the conversion right the Holder must declare the conversion (the "Conversion Declaration") by using the form to be obtained from the Issuer and make Additional Payments (pursuant to § 6 (2)). The exercise of the conversion right requires that the Bonds for which the conversion right is supposed to be exercised are submitted to the Issuer

(if certificates have been issued). The declaration is irrevocable. The conversion will only become effective upon receipt of the Declaration and the Additional Payment by the Issuer.

(2)
If the conversion right is exercised for a portion of the Bonds which is certificated in a global certificate the Issuer will issue a new global certificate for the Bonds not converted.

(3)
The contingent capital resolved by the in the Shareholders' Committee of the Issuer as of                          serves for securing the conversion right.

(4)
The New Shares issued upon the exercise of the conversion rights shall participate in the profits from the beginning of the business year in which they are issued. If the issue of the New Shares occurs before an ordinary shareholders' meeting of the Issuer deciding on the use of the earnings for the preceding business year and if the share of the Issuer are listed on a stock exchange then the New Shares shall participate in the profits from the preceding business year. The individual certification of the shares is excluded.

§ 8
Protection against Dilution

If during the term of the Bonds a change of the share capital of the Issuer or restructuring measures occur which directly affect the share capital of the Issuer and if this results in a change of the value of the Convertible Bonds ("Dilution") (an "Adjustment Event"), then the Issuer shall make an appropriate adjustment to the Additional Payment as compensation and/or to issue to the Holder an appropriate number of additional Bonds at a nominal value of Euro 1.00 so that the total value of the conversion rights the Holder is entitled to after the respective measure corresponds to the total value of his conversion rights to which the Holder is entitled immediately before the respective measures. The Issuer does not perform an adjustment insofar it is not permitted by law or is already provided for by law.

§ 9
Taxes and other costs

Any taxes or other expenses incurred in connection with the exercise of the Bonds, the issue of New Shares or payments to the Holders have to be borne by the Holder.

§ 10
Limitation of Liability

The liability of the Issuer, the legal representatives, employees and his agents for negligence as well as for consequential damages and lost profits is excluded.

§ 11
Publication

All notifications required under these terms and conditions will be made known to the Holder in an appropriate way if an announcement does not have to be made in the Federal Gazette and/or in mandatory stock exchange journals.

§ 12
Miscellaneous

(1)
Form and content of the Bonds as well as the rights and obligations of the Holders under these terms and conditions are governed by the laws of the Federal Republic of Germany in every respect.

(2)
The Holders are obliged to comply with all legal requirements, in particularly all prohibitions of insider trading at any time when exercising any rights pursuant to these terms and conditions or rights in connection therewith.

(3)
Place of performance is the respective corporate seat of the Issuer.

(4)
A court of arbitration is shall hear all disputes arising out of or in connection with the terms and conditions or in preference to the courts of law. The Issuer and the respective Holders have agreed upon the details in a separate arbitration agreement pursuant to § 1031 of the German Code of Civil Procedure (ZPO).

§ 13
Severability

If one of the provisions of these Terms and Conditions will in whole or in part be void or unenforceable the other provisions shall remain unaffected. The invalid or unfeasible provision shall be deemed to be replaced by a provision comparable to the meaning and purpose of these Terms and Conditions. This also applies in the event of a gap in the regulations. Provisions which are in contradiction with the Contingent Capital resolved in the Shareholders' Meeting as of                          shall be deemed unenforceable for the purposes of this provision.

Exhibit A—Bond Terms for the Convertible Bonds Type A
                    Definition of Internal Rate of Return

"Internal Rate of Return" means the Return the Financial Investors achieve in respect of the shares sold upon the occurrence of an Exit Event (or in case of a recapitalisation by way of a distribution). The Internal Rate of Return shall be calculated on the basis of the following formula:

T [SIGMA] t=0	CFt (1 + IRR)[t]	+	E (1 + IRR)T	= 0
"t"	means calendar months whereas "0" stands for the month starting with the acquisition of the shares by the Financial Investors and "T" for the month ending with the date of a closing of an Exit Event.
"CFt"	means monthly "Net Cash Flows" starting from the date of closing of the acquisition of the shares sold and ending with the Exit Event in each case calculated per share sold.
"IRR"	means monthly "Internal Rate of Return".
"E"
means net pre tax cash payment per share sold (or in the case of a recapitalisation the payment respectively) received by the Financial Investors in connection with the Exit Event (in case of a gross dividend, Bruttodividende)
"Net Cash Flows"	shall mean all net amounts of all Expenses and Revenues received or incurred by the Financial Investors.
"Expenses"
shall be the sum of all contributions to the equity of Messer Group made by the Financial Investors until the fulfilment of the Exit Event including all other expenses of any kind to third parties in connection with the acquisition, the financing and the holding of the shares and the indirect participation of Messer Group in Messer Griesheim GmbH borne by the Financial Investors, irrespective of the legal or financial form, e.g. as capital increase, payments into capital reserve, additional contribution, shareholder loans as well as all other costs and expenses of the Financial Investors paid to third parties until the Exit Event.
"Revenues"
shall mean all revenues from gross dividends (Bruttodividenden), interest and fees paid to the Financial Investors (but not to affiliates) in connection with the acquisition of the shares in Messer Group or the indirect or the indirect acquisition of the shares in Messer Griesheim GmbH by Messer Group and the net sale proceeds (except for sales at an Exit Event) before taxes actually received by the Financial Investors and remaining with them. Sales proceeds shall include any consideration in kind received by the Financial Investors in a merger, a swap or a similar shares transaction. The consideration in kind shall be included in the calculation of the Internal Rate of Return with the actual value of the closing of the relevant transaction.

For the purposes of the above calculation payments which the Financial Investors will receive for their participation in the General Partner will be treated as payment for shares in Messer Group.

The Internal Rate of Return will be set forth as binding by the Financial Investors.

Exhibit 2—Voting Rights Agreement

Exhibit 3—Arbitration Agreement

QuickLinks

  EXHIBIT 10.9
Agreement on the Acquisition of Shares and Convertible Bonds of the Messer Griesheim Group GmbH & Co. KGaA
Index
Defined Terms
Preamble
I. Shares
§ 1 Acquisition of Shares
§ 2 Acquisition Price
§ 3 Warranty
II. Convertible Bonds
§ 4 Acquisition of Convertible Bonds
§ 5 Issuing Price
III. Exit and Co-Sale (Tag Along)
§ 6 Exit by IPO
§ 7 Tag-Along Right
§ 8 Drag Along
IV. Termination of Office
§ 9 Call Option over the Shares
§ 10 Put Option over the Shares
V. General Provisions
§ 11 Agreement on the Binding Exercise of Voting Rights
§ 12 Taxes, Duties and other Expenditures
§ 13 Choice of Law, Court of Arbitration
§ 14 Limitation on Disposal, Repurchase Right
§ 15 Confidentiality/Insider Rules
§ 16 Miscellaneous
§ 17 Risks
  Exhibit I—Terms and Conditions of the Convertible Bonds Type A
§ 1 Form and Nominal Amount
§ 2 Payment of Interest
§ 3 Repayment
§ 4 Termination
§ 5 Payments
§ 6 Conversion Right
§ 7 Exercise of the Conversion Right
§ 8 Protection against Dilution
§ 9 Taxes and other costs
§ 10 Limitation of Liability
§ 11 Publication
§ 12 Miscellaneous
§ 13 Severability
  Exhibit A—Bond Terms for the Convertible Bonds Type A Definition of Internal Rate of Return
  Exhibit 2—Voting Rights Agreement
  Exhibit 3—Arbitration Agreement